Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 31, 2019, with respect to the consolidated financial statements of Etransmedia Technology, Inc. for the years ended December 31, 2018 and 2017, included in this Form 8-K of MTBC, Inc. We consent to the incorporation by reference of said report in the Registration Statement of MTBC, Inc. on Forms S-8 (File Nos. 333-226685, 333-217317 and 333-203228).

/s/ Wojeski & Company CPAs, P.C.

East Greenbush, New York
June 13, 2019